Univar Inc. Omnibus Waiver regarding Whistleblower Protections
Univar Inc. and its subsidiaries (collectively, the “Company”) are party to agreements, plans, programs, policies and arrangements with current and former employees, members and agents of the Company, including but not limited to employment, confidentiality, separation, release, settlement, equity, restrictive covenant, consulting and other similar agreements (collectively, the “Employee Arrangements”). This Omnibus Waiver (the “Waiver”) has been approved by the Compensation Committee of the Board of Directors of Univar Inc. as of May 3, 2017 (the “Effective Date”) in accordance with whistleblower provisions under applicable U.S. federal, state, local and non-U.S. law and regulation.
This Waiver applies with respect to all Employee Arrangements in effect as of the Effective Date. This Waiver shall be deemed to amend and become a part of the terms and provisions of each of the Employee Arrangements and the terms and provisions of this Waiver will prevail in the event of any conflicting terms or provisions in the Employee Arrangements. This Waiver is intended to waive any and all rights of the Company to enforce the terms and provisions of any Employee Arrangement that may be deemed to violate whistleblower provisions under applicable U.S. federal, state, local and non-U.S. laws and regulations.
Waiver of Rights under Employee Arrangements
The Company hereby waives any and all rights it may now or in the future have to enforce the terms and provisions of any Employee Arrangement that:

(i)	preclude or prohibit any employee or former employee of the Company from recovering monetary damages from the government under Section 21F of the Securities Exchange Act of 1934, as amended;

(ii)
limit the ability or right of any employee or former employee of the Company to disclose possible violations of applicable U.S. federal, state, local and non-U.S. law or regulation to, file a charge or complaint with, or participate in an investigation or proceeding conducted by, any governmental agency or entity, or make other disclosures that are protected under the whistleblower provisions of applicable U.S. federal, state and non-U.S. law or regulation; and

(iii)
require any such employee or former employee to seek authorization from, or to provide notice to, the Company or any of its affiliates prior to or after taking any of the actions described in subclause (ii) above.

Interpretation and Administration
The Compensation Committee of the Board and the General Counsel of the Company has the authority to administer, interpret and construe this Waiver.

Univar Inc.
By: /s/ Stephen N. Landsman
                Name: Stephen N. Landsman
                Title: Executive Vice President, General Counsel & Secretary